EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

First PacTrust Bancorp, Inc.
Chula Vista, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by First PacTrust Bancorp, Inc., pertaining to the First PacTrust Bancorp, Inc. 401(k) Employee Stock Ownership Plan and Trust of our report dated January 12, 2002, included in the Registration Statement on Form S-1 for the year ended December 31, 2001.

/s/ Crowe, Chizek and Company LLP Crowe, Chizek & Company

Oak Brook, Illinois
November 7, 2002